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Exhibit 10.19

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.
2001 NONSTATUTORY STOCK OPTION PLAN

I.    PURPOSE AND DEFINITIONS

  A. PURPOSE OF THE PLAN:

        The Plan is intended to provide ownership of Shares by Eligible Employees and Key Non-Employees under special circumstances (including, but not limited to, in connection with corporate acquisitions) in order to attract and retain such Eligible Employees in the employ of the Company or an Affiliate, or to attract such Key Non-Employees to provide services to the Company or an Affiliate, and to provide additional incentive for such persons to promote the success of the Company or an Affiliate.

  B. DEFINITIONS:

        Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Plan, have the following meanings:

            1.  Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

            2.  Board means the Board of Directors of the Company.

            3.  Code means the Internal Revenue Code of 1986, as amended.

            4.  Committee means the committee to which the Board delegates the power to act under or pursuant to the provisions of the Plan, or the Board if no committee is selected. If the Board delegates powers to a committee, and if the Company is or becomes subject to Section 16 of the Exchange Act, then, if necessary for compliance therewith, such committee shall consist initially of not less than two (2) members of the Board, each member of which must be a "non-employee director," within the meaning of the applicable rules promulgated pursuant to the Exchange Act. Notwithstanding anything herein to the contrary, and insofar as the Board determines that it is desirable in order for compensation recognized by Participants pursuant to the Plan to be fully deductible to the Company for federal income tax purposes, each member of the Committee also shall be an "outside director" (as defined in regulations or other guidance issued by the Internal Revenue Service under Code Section 162(m))

            5.  Common Stock means the common stock, $.01 par value, of the Company.

            6.  Company means Allscripts, Inc., a Delaware corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated; any corporation for whose securities the securities of the Company shall be exchanged; and any assignee of or successor to substantially all of the assets of the Company.

            7.  Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

            8.  Eligible Employee means an employee of the Company or of an Affiliate (excluding, however, any employee who also is serving as an officer or director of the Company or of an Affiliate), designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan.

            9.  Exchange Act means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

          10.  Key Non-Employee means a non-employee consultant or independent contractor of the Company or of an Affiliate who is designated by the Board or the Committee as being eligible to be granted one or more Options under the Plan, but excluding any non-employee directors of the Company or an Affiliate.

          11.  Option means a right or option granted under the Plan.

          12.  Option Agreement means an agreement between the Company and a Participant executed and delivered pursuant to the Plan.

          13.  Participant means an Eligible Employee or Key Non-Employee to whom one or more Options are granted under the Plan.

          14.  Plan means this Nonstatutory Stock Option Plan, as amended from time to time.

          15.  Shares means the following shares of the capital stock of the Company as to which Options have been or may be granted under the Plan: treasury shares or authorized but unissued Common Stock, $.01 par value, or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Article VI of the Plan.

II.    SHARES SUBJECT TO THE PLAN

        The aggregate number of Shares as to which Options may be granted from time to time shall be three million (3,000,000) Shares (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VI hereof); provided, however, that if the Company is or becomes a publicly held corporation, as such term is defined under Section 162(m) of the Code, the aggregate number of Shares as to which Options may be granted in any calendar year to any one Eligible Employee shall not exceed 1,000,000 (subject to adjustment for stock splits, stock dividends, and other adjustments described in Article VI hereof).

        Shares subject to Options that are forfeited, terminated, expire unexercised, canceled by agreement of the Company and the Participant, settled in cash in lieu of Common Stock or in such manner that all or some of the Shares covered by such Options are not issued to a Participant (or, if issued to the Participant, are returned to the Company by the Participant pursuant to a right of repurchase or right of first refusal exercised by the Company), or are exchanged for Options that do not involve Common Stock, shall immediately become available for Options. In addition, if the exercise price of any Option is satisfied by tendering Shares to the Company (by actual delivery or attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for Options.

III.    ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Committee. A majority of the Committee shall constitute a quorum at any meeting thereof (including by telephone conference) and the acts of a majority of the members present, or acts approved in writing by a majority of the entire Committee without a meeting, shall be the acts of the Committee for purposes of this Plan. The Committee may authorize one or more of its members or an officer of the Company to execute and deliver documents on behalf of the Committee. A member of the Committee shall not exercise any discretion respecting himself or herself under the Plan. The Board shall have the authority to remove, replace or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one or more of its members, or may delegate to one or more of its agents, such duties and responsibilities as it determines.

        Subject to the provisions of the Plan, the Committee is authorized to:

          A.    interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

          B.    determine which employees of the Company or of an Affiliate shall be designated as Eligible Employees and which of the Eligible Employees shall be granted Options;

          C.    determine the Key Non-Employees to whom Options shall be granted;

          D.    determine the number of Shares for which an Option or Options shall be granted;

          E.    provide for the acceleration of the right to exercise an Option (or portion thereof); and

          F.    specify the terms and conditions upon which Options may be granted.

        The Committee may delegate to the chief executive officer and to other senior officers of the Company or its Affiliates its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. All determinations of the Committee shall be made by a majority of its members. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option.

IV.    ELIGIBILITY FOR PARTICIPATION

        Each Participant must be an Eligible Employee or Key Non-Employee of the Company or of an Affiliate at the time an Option is granted.

        The Committee may at any time and from time to time grant one or more Options to one or more Eligible Employees or Key Non-Employees and may designate the number of Shares to be subject to each Option so granted, provided, however, that no Options shall be granted after the expiration of ten (10) years from the date of the adoption of the Plan by the Company.

        Notwithstanding any of the foregoing provisions, the Committee may authorize the grant of an Option to a person not then in the employ of or serving as a consultant or independent contractor of the Company or of an Affiliate, conditioned upon such person becoming eligible to become a Participant at or prior to the execution of the Option Agreement evidencing the actual grant of such Option.

V.    TERMS AND CONDITIONS OF OPTIONS

        Each Option shall be set forth in an Option Agreement, duly executed on behalf of the Company and by the Participant to whom such Option is granted. Except for the setting of the Option price under Paragraph A, no Option shall be granted and no purported grant of any Option shall be effective until such Option Agreement shall have been duly executed on behalf of the Company and by the Participant. Each such Option Agreement shall be subject to at least the following terms and conditions:

  A. OPTION PRICE:

        The exercise price of the Shares covered by each Option granted under the Plan shall be determined by the Committee.

  B. NUMBER OF SHARES:

        Each Option shall state the number of Shares to which it pertains.

  C. TERM OF OPTION:

        Each Option shall terminate at such time as the Option Agreement may provide, and shall be subject to earlier termination as herein provided.

  D. DATE OF EXERCISE:

        Upon the authorization of the grant of an Option, or at any time thereafter, the Committee may, subject to the provisions of Paragraph C of this Article V, prescribe the date or dates on which the Option becomes exercisable, and may provide that the Option rights become exercisable in installments over a period of years, or upon the attainment of stated goals. It is expressly understood that Options hereunder shall, unless otherwise provided for by the Committee, be granted in contemplation of, and earned by the Participant through the completion of, future employment or service with the Company.

  E. MEDIUM OF PAYMENT:

        The Option price shall be paid on the date of purchase specified in the notice of exercise, as set forth in Paragraph I. It shall be paid in such form as the Committee shall, either by rules promulgated pursuant to the provisions of Article III of the Plan, or in the particular Option Agreement, provide.

  F. TERMINATION OF EMPLOYMENT:

          1.    A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination for cause, may exercise any Option granted to such Participant, to the extent that the right to purchase Shares thereunder has become exercisable by the date of such termination, but only within thirty (30) days (or such other period of time as the Committee may determine) after such date, or, if earlier, within the originally prescribed term of the Option, and subject to the condition that no Option shall be exercisable after the expiration of the term of the Option. A Participant's employment shall not be deemed terminated by reason of a transfer to another employer which is the Company or an Affiliate.

          2.    A Participant who ceases to be an employee or Key Non-Employee for cause shall, upon such termination, cease to have any right to exercise any Option. For purposes of this Plan, "cause" shall be deemed to include (but shall not be limited to) wrongful appropriation of funds of the Company or an Affiliate, divulging confidential information about the Company or an Affiliate to the public, the commission of a gross misdemeanor or felony, or the performance of any other action that the Board or the Committee, in their sole discretion, may deem to be sufficiently injurious to the interests of the Company or an Affiliate to constitute substantial cause for termination. The determination of the Board or the Committee as to the existence of cause shall be conclusive and binding upon the Participant and the Company.

          3.    Except as the Committee may otherwise expressly provide or determine, a Participant who is absent from work with the Company or an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined at paragraph B(7) of Article I hereof), or who is on leave of absence for any purpose permitted by the Company or by the Committee shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated his or her employment or relationship with the Company or with an Affiliate.

          4.    Paragraph F(1) shall control and fix the rights of a Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate for any reason other than death, Disability, or termination for "cause", and who subsequently becomes Disabled or dies. Nothing in Paragraphs G and H of this Article V shall be applicable in any such case except that, in the event of such a subsequent Disability or death within the thirty (30) day period after the termination of employment or, if earlier, within the originally prescribed term of the Option, the Participant or the Participant's estate or personal representative may exercise the Option permitted by this Paragraph F, in the event of Disability, within twelve (12) months after the date that the Participant ceased to be an employee or Key Non-Employee of the Company or of an Affiliate or, in the event of death, within twelve (12) months after the date of death of such Participant.

  G. TOTAL AND PERMANENT DISABILITY:

        A Participant who ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant to the extent that the right to purchase Shares thereunder has become exercisable on or before the date such Participant becomes Disabled as determined by the Committee.

        A Disabled Participant, or his estate or personal representative, shall exercise such rights, if at all, only within a period of not more than twelve (12) months after the date that the Participant became Disabled as determined by the Committee (notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled) or, if earlier, within the originally prescribed term of the Option.

  H. DEATH:

        In the event that a Participant to whom an Option has been granted ceases to be an employee or Key Non-Employee of the Company or of an Affiliate by reason of such Participant's death, such Option, to the extent that the right is exercisable but not exercised on the date of death, may be exercised by the Participant's estate or personal representative within twelve (12) months after the date of death of such Participant or, if earlier, within the originally prescribed term of the Option, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant were alive and had continued to be an employee or Key Non-Employee of the Company or of an Affiliate.

  I. EXERCISE OF OPTION AND ISSUE OF STOCK:

        Options shall be exercised by giving written notice to the Company. Such written notice shall: (1) be signed by the person exercising the Option, (2) state the number of Shares with respect to which the Option is being exercised, (3) contain the warranty required by Paragraph L of Article V, and (4) specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased. Such tender and conveyance shall take place at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option. On the date specified in such written notice (which date may be extended by the Company in order to comply with any law or regulation which requires the Company to take any action with respect to the Option Shares prior to the issuance thereof, whether pursuant to the provisions of Article VI or otherwise), the Company shall accept payment for the Option Shares and shall deliver to the person or persons exercising the Option in exchange therefor an appropriate certificate or certificates for paid non-assessable Shares. In the event of any failure to take up and pay for the number of Shares specified in such written notice on the date set forth therein (or on the extended date as above provided), the right to exercise the Option shall terminate with respect to such number of Shares, but shall continue with respect to the remaining Shares covered by the Option and not yet acquired pursuant thereto.

  J. RIGHTS AS A STOCKHOLDER:

        No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option except as to such Shares as have been issued to or registered in the Company's share register in the name of such Participant upon the due exercise of the Option and tender of the full Option price.

  K. ASSIGNABILITY AND TRANSFERABILITY OF OPTION:

        Unless otherwise permitted by the Code and by Rule 16b-3 of the Exchange Act, and approved in advance by the Committee, an Option granted to a Participant shall not be transferable by the Participant and shall be exercisable, during the Participant's lifetime, only by such Participant or, in the event of the Participant's incapacity, his guardian or legal representative. Except as otherwise permitted herein, such Option shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Paragraph K, or the levy of any attachment or similar process upon an Option or such rights, shall be null and void.

  L. PURCHASE FOR INVESTMENT:

        Unless the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended, the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled. In accordance with the direction of the Committee, the persons who exercise such Option shall warrant to the Company that, at the time of such exercise, such persons are acquiring their Option Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and shall make such other representations, warranties, acknowledgments and affirmations, if any, as the Committee may require. In such event, the persons acquiring such Shares shall be bound by the provisions of the following legend (or similar legend) which shall be endorsed upon the certificate(s) evidencing their Option Shares issued pursuant to such exercise.

        "The shares represented by this certificate have been acquired for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933 or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

        Without limiting the generality of the foregoing, the Company may delay issuance of the Shares until completion of any action or obtaining any consent that the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

VI.    ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; SALE OF COMPANY

        If the outstanding Shares of the Company are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, or consolidation, or if a change is made to the Common Stock of the Company by reason of any recapitalization, reclassification, change in par value, stock split, reverse stock split, combination of shares or dividend payable in capital stock, or the like, the Company shall make adjustments to such options (including, by way of example and not by way of limitation, the grant of substitute options under the Plan or under the plan of such other corporation) as it may determine to be appropriate under the circumstances, and, in addition, appropriate adjustments shall be made in the number and kind of shares and in the option price per share subject to outstanding options under the Plan or under the plan of such successor corporation.

        Notwithstanding anything herein to the contrary, the Company may, in its sole discretion, accelerate the timing of the exercise provisions of any Option in the event of (i) the adoption of a plan of merger or consolidation under which all the Shares of the Company would be eliminated, or (ii) a sale of all or substantially all of the Company's assets or Shares. Alternatively, the Company may, in its sole discretion, cancel any or all Options upon any of the foregoing events and provide for the payment to Participants in cash of an amount equal to the difference between the Option price and the price of a Share, as determined in good faith by the Committee, at the close of business on the date of such event, multiplied by the number of Shares subject to Option so canceled. The preceding two sentences of this Article VI notwithstanding, the Company shall be required to accelerate the timing of the exercise provisions of any Option if (i) any such business combination is to be accounted for as a pooling-of-interests under APB Opinion 16 (or any successor opinion) and (ii) the timing of such acceleration does not prevent such pooling-of-interests treatment; provided, moreover, that if any provision of the Plan or Option Agreement would disqualify the combination from pooling-of-interests accounting treatment, then the Plan and Option Agreement shall be interpreted to preserve such accounting treatment or, if necessary, the applicable provision shall be null and void. All determinations to be made in connection with the preceding sentence shall be made by the independent accounting firm whose opinion with respect to the pooling-of-interests treatment is required as a condition to the Company's consummation of such combination.

        Upon a business combination by the Company or any of its Affiliates with any corporation or other entity through the adoption of a plan of merger or consolidation or a share exchange or through the purchase of all or substantially all of the capital stock or assets of such other corporation or entity, the Board or the Committee may, in its sole discretion, grant Options pursuant hereto to all or any persons who, on the effective date of such transaction, hold outstanding options to purchase securities of such other corporation or entity and who, on and after the effective date of such transaction, will become employees or directors of, or consultants to, the Company or its Affiliates. The number of Shares subject to such substitute Options shall be determined in accordance with the terms of the transaction by which the business combination is effected. Notwithstanding the other provisions of this Plan, the other terms of such substitute Options shall be substantially the same as or economically equivalent to the terms of the options for which such Options are substituted, all as determined by the Board or by the Committee, as the case may be. Upon the grant of substitute Options pursuant hereto, the options to purchase securities of such other corporation or entity for which such Options are substituted shall be canceled immediately.

VII.    DISSOLUTION OR LIQUIDATION OF THE COMPANY

        Upon the dissolution or liquidation of the Company other than in connection with a transaction to which the preceding Article VI is applicable, all Options granted hereunder shall terminate and become null and void; provided, however, that if the rights of a Participant under the applicable Options have not otherwise terminated and expired, the Participant shall have the right immediately prior to such dissolution or liquidation to exercise any Option granted hereunder to the extent that the right to purchase Shares thereunder has become exercisable as of the date immediately prior to such dissolution or liquidation.

VIII.    TERMINATION OF THE PLAN

        The Plan shall terminate ten (10) years from the date of its adoption. The Plan may be terminated at an earlier date by vote of the Board; provided, however, that any such earlier termination shall not affect any Options granted or Option Agreements executed prior to the effective date of such termination. Except as may otherwise be provided for under Articles VI and VII, and notwithstanding the termination of the Plan, any Options granted prior to the effective date of the Plan's termination may be exercised until the earlier of (i) the date set forth in the Option Agreement, or (ii) ten

(10) years from the date the Option is granted, and the provisions of the Plan with respect to the full and final authority of the Committee under the Plan shall continue to control.

IX.    AMENDMENT OF THE PLAN

        The Plan may be amended by the Board and such amendment shall become effective upon adoption by the Board; provided, however, that any amendment shall be subject to the approval of the stockholders of the Company at or before the next annual meeting of the stockholders of the Company if such stockholder approval is required by the Code, any federal or state law or regulation, the rules of any stock exchange or automated quotation system on which the Shares may be listed or quoted, or if the Board, in its discretion, determines to submit such changes to the Plan to its stockholders for approval.

X.    EMPLOYMENT RELATIONSHIP

        Nothing herein contained shall be deemed to prevent the Company or an Affiliate from terminating the employment of a Participant, nor to prevent a Participant from terminating the Participant's employment with the Company or an Affiliate, unless otherwise limited by an agreement between the Company (or an Affiliate) and the Participant.

XI.    INDEMNIFICATION OF COMMITTEE

        In addition to such other rights of indemnification as they may have as directors or members of the Committee, the members of the Committee shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken by them as members of the Committee and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Committee member is liable for gross negligence or willful misconduct in the performance of his or her duties. To receive such indemnification, a Committee member must first offer in writing to the Company the opportunity, at its own expense, to defend any such action, suit or proceeding.

XII.    MITIGATION OF EXCISE TAX

        Unless otherwise provided for in the Option Agreement or in any other agreement between the Company (or an Affiliate) and the Participant, if any payment or right accruing to a Participant under this Plan (without the application of this Article XII), either alone or together with other payments or rights accruing to the Participant from the Company or an Affiliate ("Total Payments") would constitute a "parachute payment" (as defined in Section 280G of the Code and regulations thereunder), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of whether any reduction in the rights or payments under this Plan is to apply shall be made by the Company. The Participant shall cooperate in good faith with the Company in making such determination and providing any necessary information for this purpose.

XIII.    SAVINGS CLAUSE

        This Plan is intended to comply in all respects with applicable law and regulations. In case any one or more provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect under applicable law and regulation, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permitted by law, any provision that could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed in compliance with all applicable law so as to foster the intent of this Plan.

XIV.    WITHHOLDING

        Except as otherwise provided by the Committee,

  A.
  The Company shall have the power and right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the minimum federal, state, and local taxes required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan; and

  B.
  In the case of any taxable event hereunder, a Participant may elect, subject to the approval in advance by the Committee, to satisfy the withholding requirement, if any, in whole or in part, by having the Company withhold Shares of Common Stock that would otherwise be transferred to the Participant having a fair market value, on the date the tax is to be determined, equal to the minimum marginal tax that could be imposed on the transaction. All elections shall be made in writing and signed by the Participant.

XV.    EFFECTIVE DATE

        This Plan shall become effective upon adoption by the Board. If such approval is not obtained, then this Plan and all Options granted hereunder shall be null and void ab initio.

XVI.    GOVERNING LAW

        This Plan shall be governed by the laws of the State of Delaware and construed in accordance therewith.

Adopted this 31st day of January, 2001.

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ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. 2001 NONSTATUTORY STOCK OPTION PLAN